UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2011

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas  78728

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2011, a wholly owned subsidiary of Xplore Technologies Corp. (the “Company”) entered into a Third Amendment to Accounts Receivable Purchasing Agreement (the “ARPA Amendment Agreement”) with DSCH Capital Partners, LLC, d/b/a Far West Capital (“FWC”), which amended a previously executed Accounts Receivable Purchasing Agreement, dated December 10, 2009, as amended to date (the “ARPA”).  Under the ARPA, which is guaranteed by the Company, FWC could purchase, in its sole discretion, eligible accounts receivable of Xplore Technologies Corporation of America (“Xplore America”) on a revolving basis up to a maximum of $4,750,000.  The ARPA Amendment Agreement increased the maximum amount of eligible accounts receivable that FWC could purchase pursuant to the ARPA to $8,500,000.  In connection with the ARPA Amendment Agreement, the Company executed an Acknowledgement and Agreement of Guarantor, acknowledging the execution of the ARPA Amendment Agreement and reaffirming its obligations to guarantee the ARPA, among other things.

The above description of the ARPA Amendment Agreement is qualified in its entirety by reference to the terms of the Amendment Agreement attached hereto as Exhibit 10.1.

Section 7— Regulation FD

Item 7.01 Regulation FD Disclosure

On January 3, 2012, the Company issued a press release announcing the entry into the ARPA Amendment Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.  In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
10.1	Third Amendment to Accounts Receivable Purchasing Agreement, dated as of December 30, 2011, by and among Xplore America and FWC.
99.1	Press Release dated January 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

By:	/s/Michael J. Rapisand
Name:	Michael J. Rapisand
Title:	Chief Financial Officer

Dated: January 3, 2012